EXHIBIT 99.1

News Release

ACCO BRANDS RETAINS BMO CAPITAL MARKETS
TO COMPLETE STRATEGIC REVIEW OF ITS COMMERCIAL LAMINATING
SOLUTIONS BUSINESS

LINCOLNSHIRE, ILLINOIS, November 26, 2007 – ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, today announced that it has retained BMO Capital Markets as its financial advisor to assist the company in completing a strategic review of its Commercial Laminating Solutions business, including a possible sale of the segment.

“We are sharpening our focus and concentrating on our strong consumer products franchise,” said David D. Campbell, chairman and chief executive officer.  “This is a major step forward in the evolution of ACCO Brands and reflects our unwavering commitment to increasing returns and enhancing shareholder value.

“We are progressing with our business model, reducing cost and investing in our products and brands,” Campbell continued.  “A more focused approach is integral to the success of our strategy, and follows the same path we pursued in the early 2000s when operating income margins expanded to 11%, a target we expect to achieve once again.

“Commercial Laminating Solutions is an attractive business with a leading global market share,” Campbell said.  “We believe this business has additional strategic alternatives that should be fully explored.  Therefore, we are prepared to consider all reasonable options for Commercial Laminating Solutions, including a possible sale.  We’re optimistic that, in the event of a divestiture, Commercial Laminating Solutions will thrive and continue to build on its market-leading position, high-quality products and services, and world-class team of managers and employees.”

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in select categories of branded office products, with annual revenues of nearly $2 billion.  Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel®, NOBO® and Wilson Jones®, among others.  Under the GBC brand, the company is also a leader in the professional print finishing market.

About BMO Capital Markets

BMO Capital Markets is a leading North American financial services provider offering investment and corporate banking, advisory services, treasury and market risk management, institutional investing, and research.

Forward-Looking Statements

This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them.  ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions; the dependence of the company on certain suppliers of manufactured products; the effect of consolidation in the office products industry; the risk that businesses that have been combined into the company as a result of the merger with General Binding Corporation will not be integrated successfully; the risk that targeted cost savings and synergies from the aforesaid merger and other previous business combinations may not be fully realized or take longer to realize than expected; disruption from business combinations making it more difficult to maintain relationships with the company’s customers, employees or suppliers; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company’s SEC filings.

For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

BMO Capital Markets:
Dennis Wolff
Mergers & Acquisitions
(312) 461-2716